Exhibit 99.1 NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GLOBALSCAPE® NAMED ONE OF COMPUTERWORLD'S

"2011 BEST PLACES TO WORK IN IT"

SAN ANTONIO, Texas-June 20, 2011-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, has been named one of Computerworld Magazine's "100 Best Places to Work in IT" for the second straight year.

"We believe that taking care of our employees affects the interactions they have with each and every one of our customers," says Jim Morris, president and CEO of GlobalSCAPE. "An employee who feels respected and satisfied with their job is better equipped to provide the high level of support and service our customers have come to expect from us."

In its 18th year, Computerworld's annual ranking recognizes 100 companies that provide information technology professionals the best in work environment experience and job satisfaction. Using data collected from a combination of nominations and survey data, each company was selected based on their benefits, workplace diversity, career development, training opportunities, and employee retention. The Computerworld honor comes on the heels of a recent San Antonio Business Journal ranking that named GlobalSCAPE one of the Best Places to Work in the San Antonio area for the second consecutive year.

"To be among the Best Places to Work in IT, it's not enough to seek out and hire the most talented IT professionals, offer them competitive pay and provide great benefits," said Scot Finnie, editor in chief of Computerworld. "Smart IT people realize that they need to get up to speed on their employer's revenue opportunities. The organizations that made this year's Best Places to Work list are creating a work environment that both trains and encourages IT personnel to pursue business-driven priorities."

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com or follow our blog and Twitter updates.

About the Best Places to Work in IT

Since 1994, Computerworld's annual "Best Places to Work in IT" feature has ranked the top 100 work environments for technology professionals, based on a comprehensive questionnaire regarding company offerings in categories such as benefits, diversity, career development, training and retention.

About Computerworld

Computerworld is the leading source of technology news and information for IT influencers worldwide, providing peer perspective, IT leadership and business results. Computerworld's award-winning Web site (http://www.computerworld.com), bi-weekly publication, focused conference series and custom research forms the hub of the world's largest (40+ edition) global IT media network. In the past five years alone, Computerworld has won more than 100 awards, including Magazine of the Year by American Society of Business Publication Editors (ASBPE) awards in 2010, the 2009 Best Blog from the Neal awards, and 2006 Best Overall Web Publication from ASBPE. Computerworld leads the industry with an online audience of over 3.5 million unique, monthly visitors (comScore Media Metrix, August 2010). Computerworld is published by IDG Enterprise, a subsidiary of International Data Group (IDG), the world's leading media, events, and research company. Company information is available at www.idgenterprise.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.